Exhibit 99.1
BROOKS AUTOMATION AND YASKAWA ELECTRIC ANNOUNCE
JOINT VENTURE FOR JAPANESE SEMICONDUCTOR AUTOMATION
MARKET; BROOKS ALSO TO ACQUIRE SYNETICS
•	Brooks and Yaskawa establish exclusive channel in Japan for semiconductor robotics and equipment automation hardware products

•	Brooks to buy Synetics Solutions, the North American custom automation business of Yaskawa
Chelmsford, Mass., May 8, 2006 — Brooks Automation, Inc. (“Brooks”) (Nasdaq: BRKS) and Yaskawa Electric Corporation (“Yaskawa”) (TSE: 6506) today announced that they have agreed to form a 50/50 joint venture in Japan to enhance their presence in the Japanese semiconductor equipment automation market by building on their complementary offerings. The new company, called Yaskawa Brooks Automation, Inc. (“YBA”), will be their exclusive channel for sales, marketing and support in Japan of the semiconductor robotics products of Yaskawa and the automation hardware products of Brooks. Excluded from this joint venture are the Yaskawa robots used for flat panel display manufacturing and the Yaskawa motion control products, and the Brooks software products and the products of the recently acquired Helix Technology.
Brooks will also purchase Synetics Solutions Inc., a U.S. subsidiary of Yaskawa that provides customized manufactured solutions for the North American semiconductor equipment industry.
The Boards of Directors of both companies have approved the transactions. The joint venture and the Synetics transactions are subject to customary closing conditions and are expected to close contemporaneously in June 2006, with the joint venture expected to commence full operations in September 2006.
Edward C. Grady, president and chief executive officer of Brooks, said “This joint venture will be a powerful vehicle for both companies to expand our roles in the world’s second largest market for tool automation by offering the best of each company’s technology and a dedicated service and support organization. We have been looking to increase our market presence in Japan for many years. Yaskawa is a well-recognized and respected brand name in Japan and has a strong network of sales, service and applications engineering capabilities. The formation of this 50/50 joint venture affords Brooks a greater opportunity to participate in the mainstream of the Japanese semiconductor equipment market together with one of the most highly regarded companies in Japan.”
The newly established YBA joint venture is expected to have initial revenues in excess of $100M in its first full year of operation.
Synetics Solutions will be operated as a division of Brooks with incremental annual revenues expected to be in the $70 to $80M range.

“The acquisition of Synetics will strengthen our customer designed automation, or CDA, business,” Mr. Grady further stated. “We believe that the vertical integration and rapid prototyping capability of Synetics will allow us greater flexibility in responding to customer requirements in the creation and delivery of custom manufacturing services. Brooks expects that the combination of the Synetics acquisition and the YBA joint venture will be accretive to our earnings in the first full year of operation.”
Koji Toshima, president and chief executive officer of Yaskawa, said: “The semiconductor market continues to be a very attractive growth opportunity for Yaskawa. We view technology as an important engine that drives this market, and Brooks is recognized as a market leader in vacuum robotics and systems. Through this new joint venture, we plan to achieve an agile and focused structure that builds on the complementary strengths of both companies.”
Conference Call and Webcast
Brooks will host a conference call on May 8, 2006, at 10:00 A.M. Eastern Daylight Time, at which senior management will discuss the transaction and answer questions.

Conference Call Date: Time: Dial in #: Passcode:	May 8, 2006 10:00 A.M. Eastern 913-312-1292 7874458
A live Webcast of this conference call will be available in the investor relations section of the Brooks Web site, www.brooks.com, under the title “Brooks Special Announcement Webcast.”
An archive of this Webcast will be made available following the conference call, and can be accessed for at least the next twelve months on the section for Webcasts at www.brooks.com and www.Yaskawa.co.jp under the title “Brooks Special Announcement Webcast.” A telephone replay will also be made available following the call at the following number: 719-457-0820 beginning May, 8, 2006, and available for 7 days. The passcode for the replay is 7874458.
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced offerings in hardware, software and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com/.
About Yaskawa Electric Corporation
Yaskawa Electric provides core technologies focused through the fields of Motion Control, Robotics Automation, and Systems Engineering aimed at enhancing customer return. Since it was founded in 1915, Yaskawa Electric has provided the best in products and technology to the market. From motor applications, advancement of industrial automation, creation of Mechatronics, and cutting edge robotics, Yaskawa has continuously been at the forefront of each era. For more information, visit http://www.yaskawa.co.jp/.

Cautionary Statement Concerning Forward-Looking Statements. Statements in this press release regarding the proposed transactions, including the expected benefits of the proposed transactions, the expected future revenues of the joint venture and Synetics, the anticipated effect of the transactions on Brooks earnings, the ability of Brooks and the YBA joint venture to achieve efficiencies, profitability and growth, and the expected timetable for completing the transaction, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Brooks’ and Yaskawa’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “expects,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the potential that one or more of the closing conditions will not be satisfied; the risk that Brooks may not successfully integrate Synetics’ operations and employees; the risk that the YBA joint venture may not achieve market acceptance for its products and services; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; potential disruptions from the transaction making it more difficult to maintain relationships with customers and employees; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Brooks’ filings with the SEC, including Brooks’ Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, which are available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Brooks and Yaskawa disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contact:
Mark B. Chung
Director of Investor Relations
Brooks Automation, Inc.
Telephone: (978) 262-2459
mark.chung@brooks.com